Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus of State Street Institutional U.S. Equity Fund, State Street Institutional U.S. Large-Cap Core Equity Fund, State Street Institutional Premier Growth Equity Fund, State Street Institutional Small-Cap Equity Fund, State Street Institutional S&P 500 Index Fund, State Street Institutional International Equity Fund, State Street Institutional Income Fund, State Street Institutional Strategic Investment Fund, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information in Post-Effective Amendment Number 42 to the Registration Statement (Form N-1A, No. 033-54445) of State Street Institutional Funds (formerly, GE Institutional Funds), and to the incorporation by reference of our report, dated November 21, 2016, on GE Institutional U.S. Equity Fund, GE Institutional U.S. Large-Cap Core Equity Fund, GE Institutional Premier Growth Equity Fund, GE Institutional Small-Cap Equity Fund, GE Institutional S&P 500 Index Fund, GE Institutional International Equity Fund, GE Institutional Income Fund, and GE Institutional Strategic Investment Fund (eight of the portfolios constituting GE Institutional Funds) included in the Annual Shareholder Report for the year ended September 30, 2016.

/s/ Ernst & Young

Boston, Massachusetts

January 24, 2017